Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 33-87034) on Form S-8 of Gibraltar Industries, Inc., formerly known as Gibraltar Steel Corporation, of our report dated June 25, 2013 relating to our audit of the financial statements and supplemental schedule of the Gibraltar 401(k) Plan, which appears in this Annual Report on Form 11-K of the Gibraltar 401(k) Plan for the year ended December 31, 2012.

/s/ Freed Maxick, CPAs, PC

Buffalo, New York

June 25, 2013

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